UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200
Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 987-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On January 22, 2025 the Board of Directors (the “Board”) of Diodes Incorporated (the “Company”) appointed Dr. Huey-Jen Jenny Su to the Board effective February 3, 2025.

Dr. Su is an Honorary Professor of Environmental Health at the National Cheng Kung University in Taiwan. Her previous research efforts primarily focused on the topic of air pollution related health effects, with a particular emphasis on the rising global concerns with airborne microbial hazards. She was also an expert member of the committee that prepared the World Health Organization’s report concerning guidelines for biological agents in the indoor environment.

Following Dr. Su’s appointment, the Board will be comprised of eight directors, four of whom are female. Dr. Su is not being assigned to any committees of the Board until she is elected to the Board at the Company’s shareholder meeting, currently scheduled to be held in May 2025. After Dr. Su is elected to the Board by the stockholders, she will be assigned to work on one or more committees. From the time of her appointment to the Board, until she is elected to the Board by the stockholders, Dr. Su’s compensation will be $7,000. In addition, Dr. Su is entitled to the standard compensatory agreement and arrangements for non-employee directors described under the caption “Corporate Governance and Compensation of Directors” in the Company’s proxy statement for its 2024 annual meeting of stockholders.

Dr. Su qualifies as an independent director under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Dr. Su was not appointed to the Board pursuant to any arrangement or understanding with any other person and has no family relationships with any director or executive officer of the Company. There are no transactions in which Dr. Su has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On January 22, 2025, Ms. Christina Wen-Chi Sung notified the Company of her decision not to stand for re-election to the Board and to retire from the Board when her current term expires at the Company's 2025 Annual Meeting of Stockholders.

Item 7.01 Regulation FD Disclosure.

On January 24, 2025, the Company issued a press release announcing the election of Dr. Huey-Jen Su to its Board. A copy of the press release is furnished as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Form 8-K. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated January 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date:	January 24, 2025	By:	/s/Brett R. Whitmire
Brett R. Whitmire Chief Financial Officer